UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

Artio Global Investors Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2012, Artio Global Investors Inc. (the “Company”) entered into an amendment to the employment agreements (the “Amendments”) with each of Anthony Williams, the Company’s Chief Executive Officer, and Francis Harte, the Company’s Chief Financial Officer, which amended certain provisions of each of Messrs. Williams and Harte’s employment agreements with the Company, effective September 29, 2009, as amended and restated, November 23, 2011 (the “Original Employment Agreements”).

The Amendments provide that if Messrs. Williams or Harte, as applicable, is terminated by the Company without Cause (whether or not related to a Change in Control), he will be entitled to: (i) a bonus payment that is not less than $1,500,000 for Mr. Williams and $750,000 for Mr. Harte; and (ii) all other benefits as described in the Original Employment Agreements.

The Amendments extend all benefits entitled to Messrs. Williams and Harte during the “Initial Term” to December 31, 2014. The Amendment to Mr. Williams’ Original Employment Agreement provides that his base salary shall increase to $500,000, as of November 1, 2012, and that he shall serve as the Chief Executive Officer of the Company.

All capitalized terms used, but not defined herein, shall have the meanings set forth in the Original Employment Agreements.

This summary does not purport to be complete and is qualified by reference to the full text of the Amendments, copies of which are filed as Exhibits 10.1and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Amendment to Amended and Restated Employment Agreement, dated December 14, 2012, between Artio Global Investors Inc. and Anthony Williams.
Exhibit 10.2	Amendment to Amended and Restated Employment Agreement, dated December 14, 2012, between Artio Global Investors Inc. and Francis Harte.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: December 14, 2012	By:	/s/ Rachel Braverman
	Name:	Rachel Braverman
	Title:	Corporate Secretary